As filed with the Securities and Exchange Commission on October 2, 2017

Registration No. 333-213140

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-213140

UNDER THE SECURITIES ACT OF 1933

Neff Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	37-1773826 (IRS Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400

Miami, Florida 33178

(305) 513-3350

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Mark Irion, Chief Financial Officer

Neff Corporation

3750 NW 87 Avenue, Suite 400

Miami, FL 33178

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer” , “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. Yes☐  No ☒

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) relates to Registration Statement No. 333-213140 on Form S-3 (the “Registration Statement”) originally filed by Neff Corporation, a Delaware corporation (“Neff”) with the Securities and Exchange Commission (the “SEC”) on August 15, 2016.

On October 2, 2017, pursuant to the Agreement and Plan of Merger, dated as of August 16, 2017 (the “Merger Agreement”), by and among United Rentals (North America), Inc., a Delaware corporation (“URNA”), Neff Corporation and UR Merger Sub III Corporation, a Delaware corporation and wholly owned subsidiary of URNA (“Merger Sub”), Merger Sub merged with and into Neff (the “Merger”), with Neff surviving the Merger as a wholly owned subsidiary of URNA.

As a result of the consummation of the transactions contemplated by the Merger Agreement, Neff has terminated all offerings of its securities pursuant to the above referenced Registration Statement.  In accordance with an undertaking made by Neff in the Registration Statement, Neff hereby removes and withdraws from registration all securities registered under the Registration Statement that remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Neff certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on October 2, 2017.

Neff Corporation

By:	/s/ Joli L. Gross
Name: Joli L. Gross Title: Vice President, General Counsel and
Corporate Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

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